EXHIBIT 99.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-K for the year ended December 31, 2002 of XO Communications, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne M. Rehberger, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2003

/s/ Wayne M. Rehberger Wayne M. Rehberger Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)